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                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

                                                           December 21, 1998



To the several persons named at the foot hereof:

Ladies and Gentlemen:


         WHEREAS, pursuant to the Series B Preferred Stock and Common Stock Purchase Agreement, dated as of May 7, 1998 (the "May Purchase Agreement"), by and among The Street.Com, Inc., a Delaware corporation (the "Company"), and the several persons named therein as purchasers (the "May Purchasers"), the May Purchasers purchased an aggregate of 101,475 shares of Series B 9-1/2% Cumulative Preferred Stock, $0.01 par value ("Series B Preferred Stock"), of the Company, and an aggregate of 10,250,000 shares of Common Stock, $0.01 par value, of the Company; and

         WHEREAS, pursuant to the Stock Purchase Agreement, dated as of the date hereof (the "December Purchase Agreement"), by and among the Company and the several persons, including the May Purchasers, named therein as purchasers (the "December Purchasers" and, together with the May Purchasers, the "Purchasers"), the December Purchasers have agreed to purchase 243,891 shares of Series B Preferred Stock and 12,218,333 shares of Common Stock; and

         WHEREAS, pursuant to the Registration Rights Agreement, dated May 7, 1998 (the "May Registration Rights Agreement"), by and among the Company and the stockholders named therein ,which included the May Purchasers, the Company granted certain registration rights to such stockholders; and

         WHEREAS, the Company wishes to grant the same registration rights to the December Purchasers with respect to the shares of Common Stock and shares of Series B Preferred Stock being purchased by them under the December Purchase


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Agreement, as the Company granted to the May Purchasers in respect of the shares of Common Stock and shares of Series B Preferred Stock purchased by them under the May Purchase Agreement; and

         WHEREAS, the Company and the May Purchasers agree to amend and restate in its entirety the May Registration Rights Agreement in order to include the transactions contemplated by the December Purchase Agreement and make certain other changes to the registration rights granted by the Company to certain of its stockholders.

         NOW, THEREFORE, as an inducement to each of you to consummate the transactions contemplated by the December Purchase Agreement, and in order to amend and restate in its entirety the May Registration Rights Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as such terms are defined herein) as follows:

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company, or such shares of stock as are issuable upon conversion thereof.

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Founders" shall mean, collectively, (i) the several persons and entities listed as the "Cramer Stockholders" on the signature pages hereto,
(ii) Max Palevksy and (iii) the several persons and entities listed as the "Peretz Stockholders" on the signature pages hereto.

                  "Founders' Shares" shall mean an aggregate of (i) 18,547,941 shares of Common Stock held by the Founders (including shares of Common Stock being purchased by them pursuant to the December Purchase Agreement), (ii) such number of shares of Common Stock as shall be issuable upon the conversion of the shares of Series A 9-1/2% Cumulative Preferred Stock, par value $0.01 per share of the

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Company and Series C Preferred Stock, par value $0.01 per share of the Company, held by the Founders on the date hereof and (iii) such number of shares of Common Stock as shall be issuable upon the conversion of the shares of Series B Preferred Stock (a) purchased by the Founders under the May Purchase Agreement and (b) being purchased by the Founders under the December Purchase Agreement, the certificates for all of which are required to bear the legend set forth in
Section 13 of the Stockholders' Agreement.

                  "IPO" shall mean the initial public offering of the Company's Common Stock under the Securities Act.

                  "Investors" shall mean those Purchasers who are not Founders.

                  "Investors' Shares" shall mean up to an aggregate of (i) 20,398,120 shares of Common Stock held by the Investors (including shares of Common Stock being purchased by them pursuant to the December Purchase Agreement) and (ii) such number of shares of Common Stock as shall be issuable upon the conversion of the shares of Series B Preferred Stock (a) purchased by the Investors under the May Purchase Agreement and (b) being purchased by the Investors under the December Purchase Agreement, the certificates for all of which are required to bear the legend set forth in Section 13 of the Stockholders' Agreement.

                  "Public Sale" shall mean any sale of shares of preferred stock of the Company or Common Stock to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

                  "Purchase Agreement Shares" shall mean an aggregate of (i) 10,250,000 shares of Common Stock purchased by the May Purchasers pursuant to the May Purchase Agreement, (ii) 12,218,333 shares of Common Stock being purchased by the Purchasers pursuant to the December Purchase Agreement and
(iii) such number of shares of Common Stock as shall be issuable upon the conversion of the shares of Series B Preferred Stock (a) purchased by the May Purchasers under the May Purchase Agreement and (b) being purchased by the December Purchasers under the December Purchase Agreement.

                  "Registration Expenses" shall mean the expenses so described in Section 8 hereof.


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



                  "Restricted Stock" shall mean the Founders' Shares and the Investors' Shares, the certificates for which are required to bear the legend set forth in Section 13 of the Stockholders' Agreement, excluding Founders' Shares or Investors' Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereun der, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean the expenses so described in
Section 6 hereof.

                  2.       Required Registration.

                           (a) At any time on or after the first anniversary of
the effective date of the IPO, the holders of at least 33-1/3% of the Purchase Agreement Shares outstanding at such time may request the Company to register all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided further, that the Company shall not be obligated to effect any such registration unless the proceeds to be realized in connection with such registration shall not reasonably be expected to be less than $500,000.

                           (b) Promptly following receipt of any notice under
this Section 2, the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for Public Sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders of Restricted Stock within thirty (30) days after their receipt of notice from the Company); provided, however, that the number of shares of Restricted Stock to be included in such an underwriting may be reduced (first, pro rata among the requesting holders of Restricted Stock based upon the number of shares of Restricted Stock which are not Purchase Agreement Shares for which registration has been requested and then, if necessary, pro rata among holders of Restricted Stock so requesting registration based upon the number of Purchase Agreement Shares for which registration has been requested) if and to the extent that the managing underwriter, if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, shall be of the opinion that such inclusion would materially adversely affect the marketing of the Restricted Stock. If such method of disposition shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock covered by the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Restricted Stock pursuant to this Section 2 on two (2) occasions only; provided that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                           (c) Notwithstanding anything to the contrary in this
Agreement, the Company may delay for up to ninety (90) days the filing or effectiveness of a registration statement pursuant to a request under this
Section 2 if the Board of Directors of the Company shall determine that such a registration would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request (provided that, if not so withdrawn, the Company will not have breached its obligations under this Section 2 during such delay period), in which case the requesting holders will not be deemed to have made a request for registration under this
Section 2.

                           (d) The Company shall be entitled to include in any
registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock (if any) to be sold. Except for registration statements on Form S-4, S-8 or any successor form thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the earliest of (x) six (6) months following the effective date of such registration, (y) completion of the period of distribution of the registration contemplated thereby and (z) withdrawal of such registration.


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



                  3.       Form S-3 Registration.

                  If at any time (i) the Company shall receive from any holder or holders of Restricted Stock a written request or requests that the Company effect a registration of all or any portion of the shares of Restricted Stock on Form S-3 or any successor thereto, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, the Company will:

                           (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of any shares of Restricted Stock; and

                           (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock as are specified in such request, together with all or such portion of the Restricted Stock of any holder or holders of Restricted Stock joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3 more than once in any 180-day period and provided further that the Company shall not be obligated to effect any such registration unless the proceeds to be realized in connection with such registration shall not reasonably be expected to be less than $500,000. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock so requested to be registered as soon as practicable after receipt of the request or requests of the holder or holders of Restricted Stock to do so.

Notwithstanding anything to the contrary in this Agreement, (i) the Company may delay for up to ninety (90) days the effectiveness of, and (ii) the Company may suspend for up to thirty (30) days, not more than once during the term of this Agreement, the effectiveness of, a registration statement pursuant to a request under this Section 3 if the Board of Directors of the Company shall determine such registration (or, in the case of a suspension of a registration, sales under such registration statement) would not be in the best interests of the Company at such time, during which period the requesting holders may withdraw their request, in which case the requesting holders will not be deemed to have made a request for registration under this Section 3.

                           (a) Commencing one year after the Company becomes
subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall use its reasonable best efforts to satisfy the registrant requirements applicable for use of registration statements on Form S-3 (or any successor form thereto) for the resale of securities by selling stockholders.

                           (b) Registrations effected pursuant to this Section
3 shall not be counted as requests for registration effected pursuant to
Section 2.

                  4. Incidental Registration. If the Company at any time (other than pursuant to Section 2 or 3 hereof) proposes to register any of its Common Stock under the Securities Act for sale for cash only to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public, a registration statement on Form S-3 to be filed by the Company to register shares of Common Stock issued in consideration for an acquisition, or a registration statement on Form S-1 covering solely an employee benefit plan), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within thirty (30) days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered; provided that nothing herein shall prevent the Company from abandoning or delaying any such registration at any time. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this
Section 4 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of

                                       7

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shares of Restricted Stock to be included in such an underwriting may be reduced (first, pro rata among the requesting holders of Restricted Stock based upon the number of shares of Restricted Stock which are not Purchase Agreement Shares for which registration has been requested and then, if necessary, pro rata among holders of Restricted Stock so requesting registration based upon the number of Purchase Agreement Shares for which registration has been requested), if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; and provided, however, that except with respect to the IPO, in no event shall such number of shares of Restricted Stock be reduced so that shares of Restricted Stock constitute less than thirty percent (30%) of the aggregate number of shares to be offered in such underwriting.

                  5. Registration Procedures. If and whenever the Company is required by the provisions of Section 2, 3 or 4 hereof to use its reasonable best efforts or best efforts, as the case may be, to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                           (a) prepare (and afford counsel for the selling
holders up to 10 business days' opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its reasonable best efforts or best efforts, as the case may be, to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                           (b) prepare (and afford counsel for the selling
holders up to 10 business days' opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to each seller and to each underwriter
such number of copies of the registration statement and the prospectus included therein

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(including each preliminary prospectus) as such persons may reasonably request in order to facilitate the Public Sale or other disposition of the Restricted Stock covered by such registration statement;

                           (d) use its reasonable best efforts or best efforts,
as the case may be, to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

                           (e) use its reasonable best efforts or best efforts,
as the case may be, to list the Restricted Stock covered by such registration statement with any securities exchange on which any Common Stock of the Company is then listed;

                           (f) immediately notify each seller under such
registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (g) use its reasonable best efforts or best efforts,
as the case may be (if the offering is underwritten and at the request of any seller of Restricted Stock), to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company, for the purposes of such registration, addressed to the underwriters and either addressed to such seller or specifically entitling such seller to rely thereupon, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express

                                       9


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no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                           (h) make available for inspection by each seller,
any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accoun tant or agent in connection with such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 2(d) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or six (6) months after the effective date thereof.

                  In connection with each registration hereunder, as a condition to the right to sell under any registration statement (a) the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws; (b) any such selling holder of Restricted Stock will enter into a written agreement with the underwriters and the Company in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, and such selling holder of Restricted Stock will use its reasonable best efforts to cause its

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counsel to give any opinion customarily given, in connection with secondary distributions under similar circumstances; (c) during such time as any such selling holder of Restricted Stock may be engaged in a distribution of such stock, such selling holder of Restricted Stock will comply with all applicable laws and, to the extent required by such laws, will, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules, (ii) distribute the Restricted Stock owned by such selling holder of Restricted Stock solely in the manner described in applicable registration statement or as otherwise permitted by law, (iii) cause to be furnished to each agent or broker-dealer to or through whom the Restricted Stock owned by such selling holder of Restricted Stock may be offered, or to the offeree if an offer is made directly by such holder, such copies of the applicable prospectus (as amended and supplemented to such date) and the documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided that the Company shall have provided such selling holder of Restricted Stock with an adequate number of copies thereof and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company; and (d) on notice from the Company of the happening of any event specified in paragraph
(e) of Section 5 hereof, it requires the suspension by such selling holder of Restricted Stock of the distribution of any of the Restricted Stock, then such selling holder will cease offering or distributing the Restricted Stock until the Company notifies such selling holder that the offering and distribution of the Restricted Stock may recommence.

                  In connection with each registration pursuant to Sections 2, 3 and 4 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof; and provided, further, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

                  6. Expenses. All expenses incurred by the Company in complying with Sections 2, 3 or 4 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and expenses of not more than one counsel for the sellers of

Founders' Shares and not more than one counsel for the sellers of Investors' Shares (not more than $25,000 in fees for both such counsel), but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 2, 3 and 4 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 2, 3 or 4 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  7. Indemnification. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2, 3 or 4 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the indemnity in this Section 7 shall not apply to any amounts paid in settlement of any such loss, claim, damage or liability if settlement is affected without the consent of the Company, and (ii) the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.


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



                           (b) In the event of a registration of any of the
Restricted Stock under the Securities Act pursuant to Section 2, 3 or 4 hereof, to the extent permitted by law each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section
2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably are in conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No settlement of any such claim, loss, damage, liability or action shall be made by the indemnified party without the prior written consent (not to be unreasonably withheld or delayed) of the indemnifying party.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d) If the indemnification provided for in
paragraphs (a) and (b) of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 7. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Re stricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The indemnification of underwriters provided for in this
Section 7 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                  8. Changes in Restricted Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

                  9. Rule 144 Reporting. The Company agrees with you as follows:

                           (a) From and after such time as the Company becomes
subject to the reporting requirements of the Exchange Act, the Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

                           (b) The Company shall file with the Commission in a
timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

                           (c) The Company shall furnish to such holder of
Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

                  10. Miscellaneous.

                           (a) Each holder of Restricted Stock will agree, to
the extent reasonably requested by any underwriter of securities of the Company in connection with an initial public offering of the Company's Common Stock, to enter into an agreement consistent with then market practice for major bracket underwriters not to sell or otherwise transfer or dispose of any registrable securities for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act, which agreement shall also bind the executive officers, directors, and other shareholders holding more than five percent (5%) of the then-outstanding capital stock of the Company, on terms and conditions substantially similar to those which shall apply to holders of Restricted Stock.

                           (b) All covenants and agreements contained in this
Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 7 hereof, shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock.

                           (c) All notices, requests, consents and other
communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                  if to the Company, to it at Two Rector Street, New York, New York 10006, attention: Chief Financial Officer, facsimile number (212) 271-4005, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, attention: David Goldschmidt, Esq., facsimile number (212) 735-2000;

                  if to any holder of Restricted Stock, to him, her or it, as the case may be, at its address as set forth on Annex I hereto;

                  if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock), or to the holders of Restricted Stock (in the case of the Company).

                           (d) This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

                           (e) This Agreement constitutes the entire agreement
of the parties with respect to the subject matter hereof. This Agreement may not be waived, modified or amended, nor may the Company grant any third party any registration rights more favorable than or inconsistent with any of those contained herein as long as any of the registration rights under this Agreement remains in effect, except in writing executed by the Company, the holders of a majority of the

Investors' Shares and the holders of a majority of the Founders' Shares; provided, however, that any such amendment, modification or waiver shall affect all of the holders of Investors' Shares in the same manner and that no such amendment, modification or waiver that would adversely affect the rights or alter the obligations of any holder of Investors' Shares hereunder or confer on any holder of Investors' Shares any benefit not shared ratably by all of the other holders of Investors' Shares will be effective without the prior written approval of any such adversely affected holder of Investors' Shares.

                           (f) This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (g) If any provision of this Agreement shall be held
to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you, and shall amend and restate in its entirety the May Registration Rights Agreement.

                                    Very truly yours,

                                    THE STREET.COM, INC.


                                     By /s/ Kevin W. English
                                        ------------------------------------

                                     Name: Kevin W. English
                                          ----------------------------------

                                     Title: Chairman & CEO
                                           ---------------------------------

                                          /s/ James Cramer
                                          --------------------------------------
                                          James Cramer



                                          /s/ Martin Peretz
                                          --------------------------------------
                                          Martin Peretz



                                          /s/ Kevin S. Moore (Attorney-in-Fact)
                                          --------------------------------------
                                          Anne Peretz


                                          /s/ Kevin S. Moore (Attorney-in-Fact)
                                          --------------------------------------
                                          Jesse Peretz



                                          /s/ Kevin S. Moore (Attorney-in-Fact)
                                          --------------------------------------
                                          Evgenia Peretz


                                          /s/ Arthur Cohen
                                          -------------------------------------
                                          The Street.Com Distribution Trust


                                          By: Arthur Cohen
                                             ----------------------------------
                                             Trustee


                                          Trust B under Deed 6.23.81


                                          By: /s/ Kevin S. Moore
                                             --------------------------------
                                             Trustee


                                          Trust C under Deed 6.23.81


                                          By: /s/ Kevin S. Moore
                                             --------------------------------
                                             Trustee

                                          Trust for Martin Peretz, 1976


                                           By: /s/ Kevin S. Moore
                                             -----------------------------------
                                             Trustee


                                          /s/ Kevin S. Moore (Attorney-in-Fact)
                                          --------------------------------------
                                          Lisa Farnsworth


                                          /s/ Kevin S. Moore (Attorney-in-Fact)
                                          --------------------------------------
                                          David Farnsworth


                                          /s/ Edward W. Stock
                                          --------------------------------------
                                          Trust for Anne Peretz, 1944


                                          By: Edward W. Stock
                                             -----------------------------------
                                             Trustee


                                          PERETZ PARTNERS, L.L.C.


                                          /s/ Martin Peretz
                                          --------------------------------------
                                          By:    Martin Peretz
                                          Title: Manager


                                          ACKULA INVESTMENTS LTD.


                                          /s/ Martin Bowen & Ian Williamson
                                          --------------------------------------
                                          By:    Martin Bowen & Ian Williamson
                                          Title:

                                            CRAMER PARTNERS, L.L.C.


                                            /s/ James Cramer
                                            -----------------------------------
                                            By:    James J. Cramer
                                            Title: President


                                            /s/ Max Palevsky
                                            -----------------------------------
                                            Max Palevsky


                                            THE FLATIRON FUND LLC


                                           By: /s/ Fred Wilson
                                              ---------------------------------
                                              Name:  Fred Wilson
                                              Title: Managing Member


                                            THE FLATIRON FUND 1998/99, LLC


                                           By: /s/ Fred Wilson
                                              ---------------------------------
                                              Managing Member


                                            FLATIRON ASSOCIATES, LLC

                                            By:  Flatiron Partners LLC,
                                                     its Manager


                                            By: /s/ Fred Wilson
                                               --------------------------------
                                               Managing Member

                             CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                             By:   Chase Capital Partners, its General Partner


                             By: /s/ Donald J. Hoffman
                                -----------------------------------------------
                                Name:  Donald J. Hoffman
                                Title: Partner


                             SOFTBANK TECHNOLOGY VENTURES IV, L.P.

                             By:   STV IV LLC, its General Partner


                             By: /s/ Charles R. Lax
                                -----------------------------------------------
                                Name:  Charles R. Lax
                                Title:



                             SOFTBANK TECHNOLOGY ADVISORS
                                FUND, L.P.


                             By: /s/ Charles R. Lax
                                -----------------------------------------------
                                Name:  Charles R. Lax
                                Title:



                             CONSTELLATION VENTURE CAPITAL, L.P.


                             By: /s/ Clifford Friedman
                                -----------------------------------------------
                                Name:  Clifford Friedman
                                Title: Managing Member

                             CONSTELLATION VENTURE
                                   CAPITAL OFFSHORE, L.P.


                             By: /s/ Clifford Friedman
                                -----------------------------------------------
                                Name:  Clifford Friedman
                                Title: Managing Member



                             PEQUOT PRIVATE EQUITY FUND, L.P.


                             By: /s/ David J. Malat
                                -----------------------------------------------
                                Name:  David J. Malat
                                Title: CFO


                             PEQUOT OFFSHORE PRIVATE
                                   EQUITY  FUND, L.P.


                             By: /s/ David J. Malat
                                -----------------------------------------------
                                Name:  David J. Malat
                                Title: CFO

                             ANDREW KESSLER


                             By: /s/ Andrew Kessler
                                -----------------------------------------------
                                Name:
                                Title:


                             NEW YORK CITY INVESTMENT FUND, L.L.C.


                             By: /s/ Kathryn Wylde
                                -----------------------------------------------
                                Name:  Kathryn Wylde
                                Title: President

                                      NEW YORK SMALL BUSINESS VENTURE
                                         FUND LLC


                                      By: /s/ Kathryn Wylde
                                          -------------------------------------
                                          Name:     Kathryn Wylde
                                          Title:    President


                                          /s/ Andrew Drake
                                          -------------------------------------
                                          Andrew Drake


                                          /s/ Brendan Amyot
                                          -------------------------------------
                                          Brendan Amyot



                                          /s/ Jamie Heller
                                          -------------------------------------
                                          Jamie Heller



                                          /s/ David Kansas
                                          -------------------------------------
                                          David Kansas



                                          /s/ Simon Clark
                                          -------------------------------------
                                          Simon Clark



                                          /s/ Dawn Kikel
                                          -------------------------------------
                                          Dawn Kikel


                                          /s/ Herbert Greenberg
                                          -------------------------------------
                                          Herbert Greenberg

                                     OAK INVESTMENT PARTNERS VIII,
                                           LIMITED PARTNERSHIP

                                     By:  Oak Associates VIII, LLC


                                      By: /s/ Edward F. Glassmeyer
                                         --------------------------------------
                                         A Member


                                      OAK VIII AFFILIATES FUND, LIMITED
                                            PARTNERSHIP

                                      By:  Oak VIII Affiliates, LLC


                                      By: /s/ Edward F. Glassmeyer
                                         --------------------------------------
                                         A Member


                                      OPTIMIX PRIVATE EQUITY FUND CV
                                            LIMITED PARTNERSHIP

                                      By: Optimix Beheer En Beleggingen NV, its
                                              managing partner


                                      By: /s/ W.J. Wesserling
                                         --------------------------------------
                                         Name:  W.J. Wesserling
                                         Title: Managing Director


                                      JOHN GRIFFIN


                                      By: /s/ John Griffin
                                         --------------------------------------
                                         Name:
                                         Title:

                                  WALLER-SUTTON MEDIA PARTNERS, L.P.

                                  By: Waller-Sutton Media, L.L.C., its general
                                          partner

                                  By: /s/ Andrew J. Armstrong, Jr.
                                     ------------------------------------------
                                     Name:  Andrew J. Armstrong, Jr.
                                     Title: Vice President


                                     /s/ Henry Kravis
                                     ------------------------------------------
                                     Henry Kravis


                                     SPINNAKER CLIPPER FUND, L.P.


                                  By: /s/ William J. Haggerty
                                     ------------------------------------------
                                     Name:  William J. Haggerty
                                     Title: Managing Director of Operations


                                   SPINNAKER FOUNDERS FUND, L.P.


                                  By: /s/ William J. Haggerty
                                     ------------------------------------------
                                     Name:  William J. Haggerty
                                     Title: Managing Director of Operations


                                  SPINNAKER OFFSHORE FOUNDERS FUND


                                  By: /s/ William J. Haggerty
                                     ------------------------------------------
                                     Name:  William J. Haggerty
                                     Title: Managing Director of Operations


                                      /s/ John Connally
                                     ------------------------------------------
                                      John Connally

                                                                       Annex 1

              Addresses for Notice of Holders of Restricted Stock

Andrew Drake
c/o Cox Enterprises
1400 Lake Hearn Drive
Atlanta, GA  30319

Max Palevsky
924 Westwood Boulevard
Suite 700
Los Angeles, CA  90024

THE STREET.COM DISTRIBUTION TRUST
Arthur Cohen
165 Commonwealth Avenue
Boston, MA  02116

THE FLATIRON FUND LLC
Fred Wilson
257 Park Avenue South
New York, New York  10010

CHASE VENTURE CAPITAL ASSOCIATES, L.P.
I. Robert Green, General Partner
c/o Chase Capital Partners
380 Madison Avenue
New York, NY  10017

THE FLATIRON FUND 1998/99, LLC
Fred Wilson
257 Park Avenue South
New York, New York  10010

SOFTBANK TECHNOLOGY ADVISORS FUND, L.P.
333 W. San Carlos Street
Suite 1225
San Jose, CA 95113
Attention:  Helen R.S. Mackenzie

FLATIRON ASSOCIATES, LLC
Fred Wilson
257 Park Avenue South
New York, New York  10010

PEQUOT OFFSHORE PRIVATE EQUITY FUND, L.P.
Emile Peretz
354 Pequot Avenue
Southport, CT  06490

SOFTBANK TECHNOLOGY
VENTURES, L.P.
333 W. San Carlos Street
Suite 1225
San Jose, CA 95113
Attention:  Helen R.S. Mackenzie

Martin Peretz
c/o Clark Estates
One Rockefeller Plaza
New York, NY  10020

PEQUOT PRIVATE EQUITY FUND, L.P.
Emile Peretz
354 Pequot Avenue
Southport, CT  06490

James J. Cramer
c/o Cramer Berkowitz & Co.
100 Wall Street
New York, NY  10005

CRAMER PARTNERS LLC
c/o Cramer Berkowitz & Co.
100 Wall Street
New York, NY  10005

Anne Peretz
c/o Clark Estates
One Rockefeller Plaza
New York, NY  10020

Jesse Peretz
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

Evgenia Peretz
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

PERETZ PARTNERS LLC
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

TRUST B
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

TRUST C
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

TRUST FOR MARTIN PERETZ, 1976
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

Lisa Farnsworth
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

David Farnsworth
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

TRUST FOR ANNE PERETZ, 1944
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

Brendon Amyot
The Street.Com, Inc.
2 Rector Street,
14th Floor New York, NY 10006

Simon Clark
The Street.Com, Inc.
2 Rector Street, 14th Floor
New York, NY 10006

Jamie Heller
The Street.Com, Inc.
2 Rector Street, 14th Floor
New York, NY 10006

David Kansas
The Street.Com, Inc.
2 Rector Street, 14th Floor
New York, NY 10006

Dawn Kikel
The Street.Com, Inc.
2 Rector Street, 14th Floor
New York, NY 10006

Herbert Greenberg
The Street.Com, Inc.
2 Rector Street, 14th Floor
New York, NY 10006

PERETZ PARTNERS LLC
c/o Clark Estates
One Rockefeller Plaza
New York, NY 10020

ACKULA INVESTMENTS LTD.
16 Rue de la Pelixerie case Postale
3501 1211 Geneva 3

CONSTELLATION VENTURE CAPITAL, L.P.
575 Lexington Avenue
New York, New York 10022
Attn:  Cliff Friedman

CONSTELLATION VENTURE CAPITAL
    OFFSHORE, L.P.
575 Lexington Avenue
New York, New York 10023
Attn:  Cliff Friedman

NYC INVESTMENT FUND, L.L.C.
One Battery Park Plaza
New York, New York 10004
Attn:  Kathryn Wylde, President

Andrew Kessler
261 Hamilton Avenue, Suite 212
Palo Alto, CA 94301

NEW YORK SMALL BUSINESS VENTURE FUND LLC
One Battery Park Plaza
New York, New York 10004
Attn:  Kathryn Wylde, President

OAK INVESTMENT PARTNERS VIII,
    LIMITED PARTNERSHIP
One Gorham Island
Westport, CT 06881
Attn:  Edward Glassmeyer

OAK VIII AFFILIATES FUND,
LIMITED PARTNERSHIP
One Gorham Island
Westport, CT 06881
Attn:  Edward Glassmeyer

OPTIMIX PRIVATE EQUITY FUND
    CV LIMITED PARTNERSHIP
Johannes Vermeerstraat
14 Postbus 15543
1001 NA Amsterdam
Attn:  Marc Wesseling

BLUE RIDGE
660 Madison Avenue
New York, New York  10021

WALLER-SUTTON MEDIA PARTNERS,
    L.P.
One Rockefeller Plaza
Suite 3300
New York, NY  10020
Attn:  Andy Armstrong

Henry Kravis
9 West 57 Street
New York, NY 10019

SPINNAKER CLIPPER FUND, L.P.
1875 South Grant Street, Suite 600
San Mateo, CA 94402
Attn:  Matthew Cowan

SPINNAKER FOUNDERS FUND, L.P.
1875 South Grant Street, Suite 600
San Mateo, CA 94403
Attn:  Matthew Cowan

SPINNAKER OFFSHORE FOUNDERS
    FUND
1875 South Grant Street, Suite 600
San Mateo, CA 94404
Attn:  Matthew Cowan

John Connally
Mainspring Communications
1 Main Street
Cambridge, MA 02145